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                                                             Exhibit 6(a)(4)(ii)

                                AMENDMENT NO. 1
                         MASTER DISTRIBUTION AGREEMENT


         The Master Distribution Agreement (the "Agreement"), dated October 18, 1993, by and between AIM Investment Securities Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended to delete AIM Adjustable Rate Government Fund from the provisions of the
Agreement:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                 "APPENDIX A TO
                        MASTER DISTRIBUTION AGREEMENT OF
                        AIM INVESTMENT SECURITIES FUNDS

Limited Maturity Treasury Portfolio -

         AIM Limited Maturity Treasury Shares"


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  November 18, 1994


                                              AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ STEPHEN I. WINER                  By: /s/ ROBERT H. GRAHAM
        -----------------------------             ---------------------------
             Assistant Secretary                           President

(SEAL)


                                               A I M DISTRIBUTORS, INC.


Attest: /s/ STEPHEN I. WINER                  By: /s/ MICHAEL J. CEMO
        -----------------------------             --------------------------
             Assistant Secretary                           President


(SEAL)